Exhibit 21.1

BERRY PLASTICS HOLDING CORPORATION
LIST OF SUBSIDIARIES

Berry Plastics Corporation
AeroCon, Inc.
Berry Iowa Corporation
Berry Plastics Design Corporation
Berry Plastics Technical Services, Inc.
Berry Sterling Corporation
Cardinal Packaging, Inc.
CPI Holding Corporation
Knight Plastics, Inc.
Landis Plastics, Inc.
Packerware Corporation
Pescor, Inc.
Poly-Seal Corporation
Venture Packaging, Inc.
Venture Packaging Midwest, Inc.
Berry Plastics Acquisition Corporation II
Berry Plastics Acquisition Corporation III
Berry Plastics Acquisition Corporation V
Berry Plastics Acquisition Corporation VII
Berry Plastics Acquisition Corporation VIII
Berry Plastics Acquisition Corporation IX
Berry Plastics Acquisition Corporation X
Berry Plastics Acquisition Corporation XI
Berry Plastics Acquisition Corporation XII
Berry Plastics Acquisition Corporation XIII
Berry Plastics Acquisition Corporation XIV, LLC
Berry Plastics Acquisition Corporation XV, LLC
Berry Plastics Asia Pte. Ltd
Berry Plastics de Mexico, S. de R.L. de C.V.
Capsol Berry Plastics S.p.A.
Grupo de Servicios Berpla, S. de R.L. de C.V.
NIM Holdings Limited
Ociesse S.r.l.
Kerr Group, Inc.
Saffron Acquisition Corp.
Setco, LLC
Sun Coast Industries, Inc.
Tubed Products, LLC
Covalence Specialty Adhesives LLC
Covalence Specialty Coatings LLC
CSM India SPV LLC
CSM Tijuana LLC
CSM Mexico SPV LLC
Covalence Specialty Materials Canada Limited
Covalence Specialty Materials (Belgium)
CSM Beta LLC
Covalence Specialty Materials Mexico S. de R.L. de C.V.
Tyco Adhesives India Private Ltd.
Rafypak, S.A. de C.V.
Tyco Acquisition Alpha LLC
Rollpak Corporation
Rollpak Acquisition Corporation
BerryMac Acquisition Limited
MAC Closures, Inc.